
                                  NSAR ITEM 77O

                        VKAC Trust for Insured Municipals
                               10f-3 Transactions

  UNDERWRITING #                UNDERWRITING           PURCHASED FROM     AMOUNT OF SHARES     % OF UNDERWRITING    DATE OF PURCHASE
                                                                             PURCHASED


         1                      NY City Health          PaineWebber          2,000,000               0.846%             03/05/99

